Exhibit 99.1

Contacts:

Media: Nadine Youssef, +1 312 696 6601 or nadine.youssef@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Third-Quarter 2016 Financial Results

CHICAGO, Oct. 20, 2016—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its third-quarter 2016 financial results. The company reported net income of $30.2 million, or 70 cents per diluted share, compared with $33.5 million, or 76 cents per diluted share, in the third quarter of 2015.

Key Operating Metrics

•      Revenue for the quarter was $196.1 million, an increase of 0.4% compared with the same period in 2015. Organic revenue, which excludes acquisitions, divestitures, and the effect of foreign currency translations, rose 1.1%, or $2.2 million.

•      Operating income decreased 4.6% to $44.2 million, and operating margin was 22.5%, a decline from 23.7% in the same period in 2015.

•      Cash provided by operating activities of $60.4 million and capital expenditures of $18.1 million resulted in free cash flow of $42.3 million, a decrease of $21.0 million compared with the same period in 2015.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “We saw a slight uptick in revenue growth in the third quarter this year, driven by modest improvements in revenue for license-based products such as Morningstar Data and Morningstar Direct. As a group, products with a subscription or license-based revenue model—which make up roughly three-fourths of our business—showed a revenue increase of 3.9% for the quarter. Products and services that mainly generate revenue from asset-based fees, meanwhile, showed a 5.0% revenue increase, driven by strong growth in Workplace Solutions and Morningstar Managed Portfolios.”

Mansueto added, “On the negative side, our transaction-based business lines continued to suffer. Because of lower industry-wide issuance volume for commercial mortgage-backed securities, revenue for Morningstar Credit Ratings was down about $5 million, or 50%, year over year. Internet advertising sales also showed continued

weakness as many advertisers have been shifting to programmatic buying platforms that target users on other sites.

“While we’ve continued to face headwinds this year, there have been bright spots. Many financial advisors and asset managers have reached out to us to find out more about the solutions we can provide to help them meet the Department of Labor’s new fiduciary standard, which goes into effect in April 2017 and will require financial advisors to determine, demonstrate, and document that their advice is in the best interest of the investor. We also continue to invest in our core data and research capabilities. We added close to 400 employees year over year, mainly reflecting new positions for our offshore data centers in Shenzhen, China and Mumbai, India, as well as seasonal hires for the Morningstar Development Program, an entry-level program for recent college graduates. Finally, we recently announced an agreement to acquire PitchBook Data, which provides the industry’s most comprehensive information on venture capital, private equity, and mergers and acquisitions.”

Update on Key Investment Areas

As part of its long-term strategy, Morningstar has five major areas of focus for investment—Workplace Solutions, Morningstar Direct, Morningstar Managed Portfolios, Morningstar Credit Ratings, and Morningstar Indexes. The highlights below summarize key operating metrics in these areas as of Sept. 30, 2016 compared with the same date in 2015:

•      Total assets under management and advisement for Workplace Solutions, the company’s retirement business, rose 20.7% to $103.4 billion as of the end of the quarter.

•      Licenses for Morningstar Direct increased 10.2% to 12,243 as of Sept. 30, 2016.

•      Assets under management and advisement for Morningstar Managed Portfolios (including Morningstar’s turnkey asset management platform as well as equity portfolios and third-party platform assets) were up 17.9% and totaled $29.0 billion as of the end of the quarter.

•      Morningstar Credit Ratings completed four new-issue ratings for commercial mortgage-backed securities (CMBS) during the third quarter of 2016, compared with 17 in the same period a year ago. Industry-wide issuance volume for CMBS in the first nine months of 2016 was down about 40% compared with the same period of 2015, based on data from Commercial Mortgage Alert, but showed some signs of improvement during the third quarter. Separately, the Securities and Exchange Commission recently authorized an expansion of the registration for Morningstar Credit Ratings to rate corporate issuers and financial institutions as a nationally recognized statistical rating organization (NRSRO). This development will help Morningstar bring its investor-focused approach to a much broader portion of the U.S. fixed-income markets.

•      Assets in investable products that track Morningstar Indexes reached $23.8 billion as of the end of the quarter, compared with $17.0 billion as of Sept. 30, 2015. There are now 54 exchange-listed products tracking Morningstar Indexes, with a total of 59 investable products.

Balance Sheet and Capital Allocation

•      As of Sept. 30, 2016, the company had cash, cash equivalents, and investments totaling $265.1 million and $60.0 million of short-term debt, compared with cash, cash equivalents, and investments of $248.6 million and $35.0 million of short-term debt as of Dec. 31, 2015.

•      The company plans to expand its existing revolving credit facility during the fourth quarter of 2016 in connection with its planned acquisition of the remaining ownership interest in PitchBook for approximately $180.0 million (subject to working capital adjustments).

•      The company expects to pay approximately $9.5 million for its regular quarterly dividend on Oct. 28, 2016.

•      The company did not make any share repurchases during the third quarter of 2016. As of Sept. 30, 2016, the company had $337.7 million remaining for future repurchases under its share repurchase authorization and 43.1 million shares outstanding.

Comparability of Year-Over-Year Results

•      Foreign currency translations increased operating income by $0.6 million during the quarter, reducing revenue by $1.9 million and operating expense by $2.5 million.

•      Acquisitions reduced operating income by $0.7 million during the quarter, contributing revenue of $0.5 million and additional operating expense of $1.2 million.

Use of Non-GAAP Financial Measures

The table at the end of this press release includes a reconciliation of organic revenue and free cash flow to comparable GAAP measures and an explanation of why the company uses these non-GAAP financial measures.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com or write to the company at:

Morningstar, Inc.

Investor Relations

22 W. Washington Street

Chicago, IL 60602

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on nearly 540,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on approximately 18.5 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its investment advisory subsidiaries, with more than $200 billion in assets under advisement and management as of Sept. 30, 2016. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,”

“could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; liability related to our storage of personal information related to individuals as well as portfolio and account-level information; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; downturns in the financial sector, global financial markets, and global economy; the effect of market volatility on revenue from asset-based fees; the effect of changes in industry-wide issuance volume for commercial mortgage-backed securities; a prolonged outage of our database, technology-based products and services, or network facilities; challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement Morningstar’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Morningstar’s management team uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

For more information about these non-GAAP measures, please see the reconciliations provided in the accompanying financial tables.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “ or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

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©2016 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	Three months ended September 30				Nine months ended September 30
(in millions, except per share amounts)	2016	2015	change		2016	2015	change

Revenue	$196.1	$195.3	0.4%		$586.4	$587.2	(0.1%	)
Operating expense:
Cost of revenue	84.9	83.4	2.0%		256.3	245.2	4.6%
Sales and marketing	23.1	23.3	(1.1%	)	71.1	73.8	(3.7%	)
General and administrative	25.8	26.0	(1.0%	)	76.1	79.9	(4.8%	)
Depreciation and amortization	18.1	16.4	10.8%		52.0	47.8	8.8%
Total operating expense	151.9	149.1	2.0%		455.5	446.7	2.0%
Operating income	44.2	46.2	(4.6%	)	130.9	140.5	(6.9%	)
Operating margin	22.5%	23.7%	(1.2)pp		22.3%	23.9%	(1.6)pp

Non-operating income:
Interest income, net	—	0.2	(71.1%	)	0.3	0.5	(38.2%	)
Other income, net	2.1	1.2	70.0%		5.3	1.2	NMF
Non-operating income, net	2.1	1.4	56.1%		5.6	1.7	NMF

Income before income taxes and equity in net income of unconsolidated entities	46.3	47.6	(2.8%	)	136.5	142.2	(4.0%	)
Equity in net income of unconsolidated entities	0.4	0.5	2.8%		0.7	1.5	(51.1%	)
Income tax expense	16.5	14.6	13.4%		46.5	48.2	(3.5%	)
Consolidated net income	30.2	33.5	(9.8%	)	90.7	95.5	(5.1%	)
Net income attributable to noncontrolling interest	—	—	—		—	(0.2)	NMF
Net income attributable to Morningstar, Inc.	$30.2	$33.5	(9.8%	)	$90.7	$95.3	(4.9%	)

Net income per share attributable to Morningstar, Inc.:
Basic	$0.70	$0.76	(7.9%	)	$2.11	$2.15	(1.9%	)
Diluted	$0.70	$0.76	(7.9%	)	$2.09	$2.15	(2.8%	)
Weighted average shares outstanding:
Basic	43.1	44.2	(2.5%	)	43.0	44.3	(2.9%	)
Diluted	43.3	44.3	(2.3%	)	43.3	44.4	(2.5%	)

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended September 30		Nine months ended September 30
(in millions)	2016	2015	2016	2015

Operating activities
Consolidated net income	$30.2	$33.5	$90.7	$95.5
Adjustments to reconcile consolidated net income to net cash flows from operating activities	16.3	16.2	54.5	57.2
Changes in operating assets and liabilities, net	13.9	25.9	(2.0)	35.9
Cash provided by operating activities	60.4	75.6	143.2	188.6
Investing activities
Capital expenditures	(18.1)	(12.3)	(47.5)	(39.9)
Acquisitions, net of cash acquired	—	(3.4)	(15.8)	(3.4)
Purchases of equity- and cost-method investments	—	—	(16.4)	—
Other, net	(0.5)	(11.4)	(2.8)	(10.0)
Cash used for investing activities	(18.6)	(27.1)	(82.5)	(53.3)
Financing activities
Common shares repurchased	—	(2.4)	(38.8)	(30.1)
Dividends paid	(9.5)	(8.4)	(28.5)	(25.3)
Proceeds from short-term debt	—	10.0	40.0	15.0
Repayments of short-term debt	(15.0)	(45.0)	(15.0)	(45.0)
Other, net	—	0.5	(4.0)	(1.1)
Cash provided used for financing activities	(24.5)	(45.3)	(46.3)	(86.5)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	(5.1)	(2.1)	(10.3)
Net increase (decrease) in cash and cash equivalents	17.0	(1.9)	12.3	38.5
Cash and cash equivalents—Beginning of period	202.4	225.6	207.1	185.2
Cash and cash equivalents—End of period	$219.4	$223.7	$219.4	$223.7

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	September 30	December 31
(in millions)	2016	2015

Assets
Current assets:
Cash and cash equivalents	$219.4	$207.1
Investments	45.7	41.5
Accounts receivable, net	124.3	139.3
Other	23.7	22.0
Total current assets	413.1	409.9

Property, equipment, and capitalized software, net	150.0	134.5
Investments in unconsolidated entities	51.0	35.6
Goodwill	370.7	364.2
Intangible assets, net	65.3	74.2
Other assets	9.4	10.6
Total assets	$1,059.5	$1,029.0

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$35.0	$39.2
Accrued compensation	57.7	80.9
Deferred revenue	144.9	140.7
Short-term debt	60.0	35.0
Other	16.6	8.6
Total current liabilities	314.2	304.4

Accrued compensation	9.9	8.9
Deferred tax liability, net	17.3	19.8
Other long-term liabilities	56.1	55.3
Total liabilities	397.5	388.4
Total equity	662.0	640.6
Total liabilities and equity	$1,059.5	$1,029.0

Morningstar, Inc. and Subsidiaries

Supplemental Data (Unaudited)

	As of September 30
	2016	2015		change

Our business
Morningstar.com Premium Membership subscriptions (U.S.)	118,375	121,802		(2.8%	)
Morningstar.com registered users (U.S.)	8,811,646	8,452,445		4.2%
Advisor Workstation clients (U.S.)	178	186		(4.3%	)
Morningstar Office licenses (U.S.)	4,606	4,256		8.2%
Morningstar Direct licenses	12,243	11,111		10.2%
Assets under management and advisement (approximate)
Workplace Solutions (Retirement)
Managed Retirement Accounts	$47.5 bil	$39.4 bil		20.6%
Plan Sponsor Advice	33.5 bil	28.6 bil		17.1%
Custom Models	22.4 bil	17.7 bil		26.6%
Workplace Solutions (total)	$103.4 bil	$85.7 bil		20.7%
Morningstar Investment Management
Morningstar Managed Portfolios	$29.0 bil	$24.6 bil	(1)	17.9%
Institutional Asset Management	60.0 bil	58.1 bil		3.3%
Asset Allocation Services	7.6 bil	6.9 bil	(2)	10.1%
Manager Selection Services	1.3 bil	2.1 bil		(38.1%	)
Morningstar Investment Management (total)	$97.9 bil	$91.7 bil		6.8%

Our employees (approximate)
Worldwide headcount	4,220	3,830		10.2%

	Three months ended September 30					Nine months ended September 30
(in millions)	2016	2015		change		2016	2015		change
Key product revenue (3)
Morningstar Data	$38.0	$35.6		6.6%		$112.8	$106.0		6.4%
Morningstar Direct	27.9	25.4		9.6%		82.2	75.0		9.6%
Morningstar Investment Management (4)	24.7	24.6		0.2%		73.7	74.8		(1.5%	)
Morningstar Advisor Workstation	20.7	20.2	(5)	2.9%		62.0	60.6	(5)	2.3%
Workplace Solutions	17.6	16.2		8.7%		50.5	48.2		4.8%

Revenue by Type (3)
License-based (6)	$142.2	$136.8		3.9%		$423.7	$407.9		3.8%
Asset-based (7)	43.1	41.1		5.0%		125.3	124.0		1.1%
Transaction-based (8)	10.8	17.4		(37.8%	)	37.4	55.3		(32.3%	)

Other metrics
Average assets under management and advisement	$193.6 bil	$178.8 bil		8.3%		$187.0 bil	$176.8 bil		5.8%
Number of commercial mortgage-backed securities (CMBS) new issue ratings completed	4	17		(76.5%	)	13	45		(71.1%	)
Asset value of CMBS new-issue ratings	$2.3 bil	$13.5 bil		(83.0%	)	$8.6 bil	$38.0 bil		(77.4%	)

(1) We revised the asset totals for Morningstar Managed Portfolios to include our Strategist series of equity portfolios and third-party platform assets, which were previously not included in the total.

(2) Revised to include assets from Ibbotson Associates Japan K.K.

(3) Key product revenue and revenue by type includes the effect of foreign currency translations.

(4) New product classification consisting of Morningstar Managed Portfolios, Institutional Asset Management, Asset Allocation Services, and Manager Selection Services.

(5) Revised to exclude Morningstar Office.

(6) License-based revenue includes Morningstar Data, Morningstar Direct, Morningstar Advisor Workstation, Morningstar Enterprise Components, Morningstar Research, and other similar products.

(7) Asset-based revenue includes Morningstar Investment Management, Workplace Solutions, and Morningstar Indexes.

(8) Transaction-based revenue includes Morningstar Credit Ratings, Internet advertising sales, and Conferences.

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures (Unaudited)

To supplement Morningstar’s condensed consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Management uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

	Three months ended September 30				Nine months ended September 30
(in millions)	2016	2015	change		2016	2015	change

Reconciliation from consolidated revenue to revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue):

Consolidated revenue	$196.1	$195.3	0.4%		$586.4	$587.2	(0.1%	)
Less: divestitures	—	—	—		—	—	—
Less: acquisitions	(0.5)	—	NMF		(1.0)	—	NMF
Unfavorable effect of foreign currency translations	1.9	—	NMF		6.3	—	NMF
Revenue excluding acquisitions, divestitures, and the effect of foreign currency translations	$197.5	$195.3	1.1%		$591.7	$587.2	0.8%

Reconciliation from cash provided by operating activities to free cash flow:

Cash provided by operating activities	$60.4	$75.6	(20.1%	)	$143.2	$188.6	(24.1%	)
Capital expenditures	(18.1)	(12.3)	47.2%		(47.5)	(39.9)	19.0%
Free cash flow	$42.3	$63.3	(33.2%	)	$95.7	$148.7	(35.6%	)